EXHIBIT 10.1

                              CONSULTING AGREEMENT

          THIS AGREEMENT is entered into by and between Raven Moon Entertainment, Inc., a Florida corporation with principal offices at 120 International Parkway, Suite 220, Heathrow, FL 32746, ("Raven Moon"), and Big Apple Consulting U.S.A., Inc., a Delaware corporation with principal offices at 280 Wekiva Springs Road, Suite 201, Longwood, FL 32779, ("Big Apple") (collectively "Parties").

          WHEREAS, Big Apple represents various financial websites that individuals can access to learn more about companies they may not otherwise be exposed to;

          WHEREAS, In addition, Big Apple maintains an extensive database of brokers representing investors interested in owning stock in companies such as Raven Moon and employs a stock profiler team which regularly communicates with such brokers; and

          WHEREAS, Raven Moon wishes to promote itself through Big Apple's efforts in the brokerage community in order to gain as much exposure as possible for Raven Moon.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable considerations, the receipt, sufficiency and adequacy of which is hereby acknowledged, the Parties agree as follows:

          1. Services to be Performed by Big Apple.

               A. Big Apple shall access its database of brokers and shall utilize a profiler team (comparable in size and capability to that currently employed by Big Apple) in order to contact brokers interested in recommending Company to their investor clients.

               B. Big Apple shall diligently market and promote Raven Moon to brokers and other investors, advisors, counselors, trustees, agents and other individuals and entities whom Big Apple is legally permitted to contact (including with the proper disclosures and disclaimers) and shall introduce Raven Moon and its principals to Big Apples' current and future network of brokerage firms and market makers.

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               C.   Big Apple shall provide investor lead management services
                    normal and customary in the industry.

               D. Big Apple shall organize, initiate, manage and facilitate broker/investor conference telephone calls and other presentations mutually agreeable to Raven Moon and Big Apple. Expenses for broker/investor conference calls and other presentations are to be paid by Big Apple, and must be pre-approved by the Company.

               E. Big Apple shall have the right to obtain and review Raven Moon's DTC reports provided it obtains such reports at its own expense.

          2. Term, Contingency and Effective Date.

               A. The Term of this Agreement is One (1) year and is subject to the termination provisions of this Agreement.

               B. The Effective Date of this Agreement shall be the 1st day of the first full month following SEC approval of the Company's S3 plan and the mutual termination of any other Consulting Agreements between the Parties.

          3. Compensation.

                    3.1 The Company agrees to register Nine Hundred Million (900,000,000) shares of restricted stock of Raven Moon Entertainment, Inc., ("RVNM"), in the name of Big Apple Consulting USA, Inc. in an S3 Registration within Thirty
                    (30) days of the acceptance of the S3 by the SEC. The Company shall hold the restricted shares in an escrow account until such time as they are due the Big Apple under the terms of this Agreement.

                    3.2 As compensation for the Big Apple's services enumerated herein, Big Apple shall be entitled to receive Twenty Five Thousand Dollars ($25,000) per month worth of restricted shares of RVNM delivered from the escrow account. Monthly payments are due on or before the first business day of each month. If payment is made in RVNM stock, the Big Apple shall be entitled to receive the RVNM stock based on a Twenty Five Percent (25%) discount from the closing per share "bid" price on the last trading day prior to the day the Company issues the shares. Any shares issued to Big Apple for services shall have piggyback registration rights.

                    3.3 Options. Big Apple shall have the right to purchase Fifty Thousand Dollars ($50,000) per month worth of RVNM restricted stock at a Fifty Percent (50%) discount from the closing per share "bid" price on the last trading day prior to the day the Big Apple exercises its Option. Should Big Apple exercise the Option described herein, the Company shall deliver the shares to the Big Apple from the escrow account upon receipt of a check from the Big Apple. The Option shall expire after twelve (12) months. All options will be registered in the S3 registration.

          4. Non-Compete, Non-Conflict of Interest. During the Term of this Agreement and any extensions thereof and for two (2) years following any termination of this Agreement or any extensions thereof, Big Apple, its officers and directors shall not directly or indirectly engage in the entertainment business or in any business similar to, without regard to genre, or in any way competitive with Raven Moon's businesses in the entertainment industry. This includes, but is not limited to television production; animation; live theatrical events; television

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               syndication; music production; music recording; music
               distribution; talent promotion or representation; publishing; distribution; fan clubs; toy manufacturing, development and licensing; and merchandising of characters, music, videos and DVD's from television programs. Further, Big Apple shall not directly solicit or accept any investor relations business from individuals or businesses in the entertainment industry during the Term of this Agreement, any extension thereof and for two (2) years following any termination of this Agreement. Raven Moon hereby recognizes that Big Apple conducts business or is associated with business in the following areas; investor relations, travel company, website design, real estate, comic books and cards and the wall covering business. Raven Moon agrees that these businesses as conducted as of the date of this Agreement, do not conflict or compete with Raven Moon's business as enumerated herein. In the event a conflict of interest does arise, the Parties hereto agree that they will endeavor to use their best efforts to resolve the conflict as expeditiously and to the mutual satisfaction of each Party.

          5. Termination. Raven Moon shall have the right to terminate this Agreement at any time with five (5) days written notice to Big Apple for a breach of any term of this Agreement. If Raven Moon exercises its termination right, Big Apple shall not be entitled to any further compensation. Big Apple shall have the right to terminate this Agreement on the grounds of Raven Moon's failure to remit to Big Apple the required monthly payments or in the event of any breach of the Agreement by Raven Moon.

          6. Representations. Raven Moon represents and warrants that it is in compliance with all required filings and regulations of NASD, the SEC and/or any other governmental agencies, and that Raven Moon's stock is not suspended from trading for any reason whatsoever. Raven Moon further represents and warrants that during the term of this agreement, it will continue to file all required reports with the SEC, NASD and/or any other governmental agencies and will continue to adhere to SEC, NASD, and/or any other governmental agency's requirements, and that it will take whatever steps are deemed necessary to keep its shares listed and "fully reporting." Raven Moon's failure to comply with the provisions of this paragraph shall constitute a material breach of the Parties' Agreement. Further, in the event of a breach of this paragraph by Raven Moon, Raven Moon agrees to continue to make any payments due for services rendered by Big Apple which are due at the time of the Breach.

          7. Warranties. Big Apple warrants to Raven Moon that the services it provides to Raven Moon are legal and ethical and that as of the Effective Date Big Apple does not have any judgments against them from the SEC, any attorney general offices, including but not limited to the State of Florida.

          8. Entire Agreement. This Agreement contains the entire agreement between the Parties and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

          9. Governing Law/Jurisdiction. This Agreement shall be construed under the laws of the State of Florida or the federal district court having venue in Seminole County, Florida, and the Parties agree that exclusive jurisdiction for any litigation arising from this Agreement shall be in Seminole County, Florida.

          10. Integration. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly

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               contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited herein above.

          11. Attorneys Fees. In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed in a reasonable time for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute.

          12. Context. Wherever the context so requires, the singular number shall include the plural and the plural shall include the singular.

          13. Captions. The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

          14. Severance. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

          15. Successors and Assigns. This Agreement shall be binding upon the Parties, their successors and assigns, provided, however, that Big Apple shall not permit any other person or entity to assume these obligations hereunder without the prior written approval of Raven Moon.

          16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which taken together shall constitute on agreement.

          17. Notices. All notices must be in writing and sent to the appropriate address listed above, or to such other address as either party may designate in writing, by first class mail and either certified mail return receipt requested or overnight courier service. In the case of certified mail notice shall be deemed given as of the date of deposit with the United States Postal Service, and in case of overnight courier service notice shall be deemed given as of the date of deposit with such overnight courier service.

          18. Confidentiality. Raven Moon and Big Apple agree that it will not at any time, or in any fashion or manner divulge, disclose or otherwise communicate to any person or corporation, in any manner whatsoever, any information of any kind, nature, or description concerning any matters affecting or relating to the business of each others company. This includes its method of operation, or its plans, its processes, or other data of any kind or nature that they know, or should have known, is confidential and not already information that resides in the public domain. Both Raven Moon and Big Apple expressly agree that confidentiality of these matters is extremely important and gravely affect the successful conduct of business of each company, and its goodwill, and that any breach of the terms of this section is a material breach of this Agreement. The provisions of this section shall survive termination of the Agreement.

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IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the date set forth above.


For Raven Moon Entertainment, Inc.         For Big Apple Consulting U.S.A., Inc.

/s/  Joey DiFrancesco                      /s/  Marc Jablon
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     Joey DiFrancesco, CEO                      Marc Jablon, President

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